Exhibit 10.10

i.d.i.gear

Innovative Designs, Inc.

June 10, 2010

I, Frank Riccelli, am lending Innovative Designs, Inc the amount of $40,000 Dollars, for a period of 120 days, at an interest rate of 10%. Repayment of $44,000, interest included, will be made.

Frank Riccelli

Witness – Gregory P. Domian

223 North Main St., Suite
Pittsburgh, PA 15215
voice: 412-799-0350
fax: 412-782-5303